BOTTLE SUPPLY AGREEMENT

This Agreement is made this 15th day of February 2008 by and between Zuckerman-Honickman, Inc. (“Seller”) and Skinny Water (“Buyer”). In consideration of the mutual promises herein contained and intending to be legally bound, both parties agree as follows:

1.           REQUIREMENTS

1.01      Sale of Products. Upon the terms and conditions hereinafter set forth, during the term of this Agreement, Seller agrees to supply and arrange to deliver to Buyer, and Buyer agrees to purchase, accept from Seller, and pay for, 100% of its requirements for bottles (collectively, the “Bottles”), of the type, size and specifications set forth on Schedule “A” hereto(the “Specifications”), which may be changed from time to time upon written agreement signed by the Buyer, Seller and approved by the Manufacturer (as defined in Section 1.02 below)

1.02      Manufacturer. The primary Manufacturer of the Bottles to be supplied hereunder shall be Ball Plastic Container Corp. (the “Manufacturer”). Buyer may not, during the term of this Agreement, attempt to contract directly with the Manufacturer for the supply of any bottles.

1.03      Purchase Price. The price to be paid by Buyer for each type of Bottle shall be the price per 1,000 Bottles as set forth in Schedule “B” hereto. Except for increases or decrease as provided in Schedule “B” and/or Sections 1.04 and/or 1.05 below, the purchase price for each type of Bottle shall remain firm throughout the term of this Agreement unless Seller and Buyer agree otherwise in writing.

1.04      Resin Price Adjustments. Seller will make adjustments to the price for changes in PET resin price as and when, and only to the extent that, Manufacturer makes such pricing changes. Adjustments based on changes in PET resin pricing will be made on a monthly basis (i so made by Manufacturer) and continue through the Term based on announced changes in PET resin pricing. Changes will take effect on the date specified by Manufacturer to Seller. For each $0.01 per pound change in resin price, the Bottle price per thousand will be adjusted by multiplying the price change per pound of resin times [****] in the Bottle. The formula is:

Resin Price Change x [****] = Price increase per thousand
Per (Pound)                                      Bottles

1.05      Annual Non-Resin Producer Price Index Adjustment (PPI). The base price for Bottles may be increased for non-resin costs on January 1st of each year of the agreement based on the Producer Price Index – Industrial Commodities (“PPI”) determined by comparing the arithmetical average of the monthly index, for the [****] periods beginning on October 1 through September 30.

For example:
•	Base Price is [****]
•
If the monthly Industrial Commodities-PPI average for October 1, 20x1 through September 30, 20x2 is [****] and the monthly Industrial Commodities-PPI average for October 1, 20x2 through September 30, 20x3 is [****], the change in the PPI is [****].

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

•	Industrial Commodities PPI change = [****]
•	The non-resin portion change equals [****]
•	New Base Price is [****]

2.            TERM

2.01      Term. This Agreement shall commence on the day of first shipment and shall continue for a period of 36 month, unless extended pursuant to Section 2.02.

2.02      Extension of Term. This Agreement term shall be extended for additional 24 month terms beyond the term set forth in Section 2.01 unless either party gives written notice to the other at least 90 days prior to the end of the original term or any 24 month extension thereof

2.03      First Right of Refusal. At the end of Term an Extension of Term, Buyer grants Seller [****] days to meet a bona fide written offer on a potential Supplier’s letterhead (the “Offer”). Seller will have the opportunity to match price and quality contained in Offer or [****]. If at the conclusion of the [****] day period. Seller matches Offer or [****] Agreement shall continue unchanged for an added 24 months. If Seller does not match Offer or meet Buyer’s needs, Buyer shall no longer be bound to Seller

3.           SERVICE

3.01      Quantity of Bottles. Subject to the provisions of Section 3.02, during the term this Agreement Buyer shall purchase a minimum of 100% of Bottles (the “Minimum Quantity”) from Seller.

3.02      Forecast. Upon the signing of this Agreement and prior to the beginning of each calendar year, Buyer shall provide to Seller a written annual forecast for anticipated Bottles, with expected seasonality, broken down by month. These annual forecasts are subject to changes, which shall be contained in 90 day rolling forecasts provided by Buyer to Seller monthly in writing at least 60 days prior to the commencement of any such 90 day rolling forecast period. The parties acknowledge and agree that these rolling forecasts may allow for seasonal fluctuations and that Buyer will use its best efforts to accurately project such forecasts. Seller will use commercially reasonable efforts to provide annual and rolling forecasted quantities. If supplying quantities in excess of either forecasted quantities would force the Seller to incur additional costs (i.e. freight for out of region bottle shipments) these projected initial costs will be reviewed with Buyer. The Buyer will then have the option of accepting these additional costs or sourcing Bottles that Seller cannot supply from an alternate Vendor.

3.03      Ordering. Buyer may submit actual orders for Bottles by purchase order; provided that no term or condition set forth on any such purchase order other than quantity and requested delivery date shall be applicable to any Bottles so ordered.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.           PAYMENT

4.01      Payment Terms. Net 30 days from date of invoice. If Buyer fails to make any payment in accordance with the terms of this Agreement, Seller may, at its sole option and in addition to any other rights it may have, defer or decline to make any shipments hereunder except upon receipt of security satisfactory to Seller or cash payment in advance of delivery. Notwithstanding the foregoing, if Buyer’s failure to make any payment is due to a good faith dispute regarding a specific order (for example in terms of quality, quantity, or failure to meet specifications or warranties) and Buyer makes payment for all orders not in dispute, Seller must continue to make shipments without requiring additional security, assurances, or payments in advance.

4.02      Interest. Interest on overdue amounts shall be charged at Wall Street Journal “prime rate of interest” plus [****] per annum. If any payment, including interest thereon, is not made within any specified time period, Seller shall have the right to change the payment terms and to refuse to supply any additional Bottles until such time as any overdue amount is paid in full. If any payment, including all interest thereon, is not made within ninety (90) days after it is due in accordance with this Section, Seller shall have the right to terminate this Agreement by sending a written termination notice to the Buyer. Notwithstanding the termination of this Agreement in accordance with this Section, Buyer shall not be relieved of its obligations and liabilities hereunder including, without limitation, Buyer’s obligation to pay all overdue amounts.

4.03      Collection Costs. In the event that Seller incurs collection costs in connection with any overdue account, Buyer shall be responsible for all reasonable collection costs (including without limitation attorney’s fees).

4.04      Storage Charges. Seller agrees to store Bottles for up to [****] after the later the date of manufacture or order without charge to Buyer. Storage charges of [****] (one time in and out fee) and [****]/month along with the shuttle fee to and from the warehouse will have the right to bill as of the first day of the month following the [****] period for all Bottles held in inventory in excess of [****] from the date of manufacture. After six months of storage, Seller will have the right to invoice Buyer for the sales price for all Bottles stored for six months by Seller and the Bottles will be either shipped to a destination indicated by Buyer or destroyed.

5.           DELIVERY

5.01      Packaging. All Bottles will be bulk packed.

5.02      Delivery. All deliveries will be F.O.B. the Manufacturer’s facility. Buyer shall pay all shipping costs from that point. The responsibility of Seller and the Manufacturer shall cease and Buyer shall assume all risk of loss upon Manufacturer’s delivery to and receipt by the common carrier

6.           DUNNAGE

6.01      Dunnage. All costs for pallets, frames and tier sheets shall be memo billed to Buyer and rectified on a quarterly basis. Buyer shall be responsible for the replacement of those pallets, frames and tier sheets lost or damaged due to Buyer’s negligence, and for the cost of transportation for all dunnage returns. Buyer is also required to supply Seller with copies of all Bill of Ladings for dunnage returns, via fax or e-mail.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

7.           WARRANTIES

7.01        Warranty. Seller warrants that, at that time the Bottles are delivered to Buyer, the Bottles:

(a)           will conform to the applicable Specifications;

(b)           have been produced in compliance with all applicable laws, including without limitation the requirements of the Fair Labor Standards Act, as amended;

(c)           have been produced free from defects in manufacture.

(d)           shall, upon payment in full of the applicable purchase price, be conveyed with good title and free of any lien or encumbrance; and

(e)           (i) are not adulterated within the meaning of the U.S. Federal Food. Drug and Cosmetic Act, as amended (the “U.S. Act”), its attendant regulations or within the meaning of applicable U.S. or State laws or municipal ordinances in which the definition of adulteration is substantially the same as that contained in the U.S. Act; and (ii) do not constitute an article which may not due to adulteration, under the provisions of the U.S. Act, be introduced into interstate commerce.

7.02        Limitations. THE ABOVE EXPRESS WARRANTIES SHALL BE IN LIEU OF ALL OTHER WARRANTIES OR REPRESENTATIONS EXPRESS OR IMPLIED. INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PUROSE, AND THERE ARE NO WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

7.03       Disclaimers. Seller specifically disclaims any warranty or other liability for:

(a)           Foreign substances of any kind in the goods that have been introduced by Buyer, its subcontractors, or a party other than Seller or one directed by Seller to handle Bottles;

(b)            Bottles that have not been (i) thoroughly cleaned immediately prior to filling, (ii) filled under sanitary conditions and in accordance with good manufacturing practices as required by the U.S. Food and Drug Administration and (iii) suitably sealed immediately after filling with the appropriate closure;

(c)           Bottles that have been (i) exposed to any water (warmer, rinser, etc.) with an alkalinity in excess of 50 ppm and or to line lubes and makeup waters with a combined alkalinity in excess of 100 parts per million; (ii) exposed to warmer temperatures in excess of 110°F; (iii) exposed to temperatures in excess of 100°F and or to direct sunlight during transportation or storage; or (iv) abused or misused by Buyer or Customer; and

(d)           Flavor, odor and color of the filled beverage unless, in any event; shown to be due to a failure of a Bottle to comply with the warranties set above.

7.04        Notification. Buyer must notify Seller of any breach of warranty claims without undue delay. Seller shall not be liable for any such claims unless Seller receives notice of the claim within 180 days after the date of delivery of the allegedly defective product. Failure to make a claim within such period shall constitute a complete and irrevocable waiver of such claim.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLCED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

7.05        Preservation. Buyer must preserve Bottles and other evidence in its possession or control that are reasonably related to a breach of warranty claim and provide Seller the opportunity to inspect, test and sample such Bottles and other evidence prior to destruction or alteration. Failure to comply with this provision shall constitute a waiver of the warranty claim.

7.06        Exclusive remedy. As Buyer’s exclusive remedy for a breach of warranty. Seller shall, at Buyer’s option, replace any defective Bottles or credit Buyer for Buyer’s total out of pocket cost (including without limitation filling, raw materials, packaging materials and freight) thereof including, the cost of inspecting, sorting, reworking, and scrapping the defective Bottles Seller may rework and/or scrap any defective Bottles, or authorize Buyer to do so, if Seller agrees (if Buyer so requests).

7.07        Domestic Use. The above warranties apply only to Bottles manufactured for domestic use in the United States and Canada. Exporting filled product in Bottles for domestic use voids all warranties and Seller shall not be liable for any damages.

8.           INDEMNIFICATION AND INSURANCE

8.01        General. Seller agrees to protect, defend, indemnify and hold harmless Buyer from all liabilities, claims, actions, losses, costs and expenses, including attorneys’ fees and court costs (“Losses”) incurred by Buyer arising from a claim by a third party asserted against Buyer for bodily injury, death or property damage to the extent that such bodily injury, death or property damage is due to a defect in the design or manufacture of the Bottles or other breach of warranty by Seller in respect of Bottles as delivered to Buyer. Buyer agrees to protect, defend, indemnify and hold harmless Seller from all Losses incurred by Seller arising from a claim by a third party asserted against Seller for bodily injury, death or property damage to the extent such bodily injury, death or property damage is due to Buyer’s negligence or willful misconduct.

8.02        Intellectual Property. Seller warrants to Buyer that Buyer’s purchase of the Bottles and the use thereof in the form furnished by Seller (but excluding any labels) will not in itself infringe any valid United States patent, copyright or trademark. If a claim of any such patent infringement is asserted by a third party against Buyer and provided that Seller is promptly notified thereof and offered the opportunity to assume the complete defense, Seller as its only obligation hereunder agrees to defend, indemnify and hold Buyer harmless from and against all judgments, decrees, damages, and out-of-pocket costs and expenses incurred by or imposed against Buyer as a result of such actual or alleged infringement. Upon the institution of any suit or action alleging infringement against Buyer, Seller may, at its option, (i) pay the royalties claimed; (ii) furnish non-infringing Bottles provided they are reasonably acceptable to Buyer; (iii) terminate this Agreement upon thirty (30) days written notice provided that such termination shall not relieve Seller of any obligation accrued hereunder prior to the date of termination, including deliveries of Bottles on order by Seller; or (iv) continue to supply the allegedly infringing Bottles provided that in such event, Seller shall reimburse Buyer for any loss sustained by Buyer on account of infringement if in such suit or action it is held that the purchase or use of such Bottles did infringe a valid United States patent, copyright or trademark Notwithstanding the above, if the Bottles were made in accordance with materials, designs or specifications furnished or designated by Buyer, Buyer shall indemnify Seller against any judgment for damages and costs which may be rendered against Seller in any suit brought on account of alleged infringement of any United States patent, copyright or trademark by such Bottles and any labels thereon,

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLCED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8.03        Insurance. Seller represents and warrants that it currently has and will continue to maintain in full force and effect for the duration of this Agreement commercially reasonable general liability and product liability insurance. Seller shall supply a new insurance certificate each year to Buyer upon request.

9.           LIMITATIONS

9.01        Force Majeure. If either party is unable to perform its obligations under this Agreement (other than the payment of monies owed), or if the Manufacturer is unable to perform its manufacturing obligations as contemplated herein as a consequence of a delay or failure from any cause or event beyond the control of such party, including but not limited to war, riots acts of God or public enemy, fire, explosion, flood, earthquake, strikes, lockouts or other labor disturbance, embargo, actions or any governmental authority, such party (and Seller, if the party unable to perform is the Manufacturer) shall be excused from the performance of such obligations for the period of and to the extent of any such cause or event. On the cessation of any event of force majeure as defined above, the disabled party shall notify the other party of such cessation or termination. If such cessation persists for a period of time greater than three months, this Agreement will terminate upon written notice from either party to the other party.

9.02        SELLER’S LIABILITY. SELLER WILL HAVE NO LIABILITY FOR ANY BUSINESS LOSSES OF BUYER, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, PROFIT OR GOODWILL, OR FOR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, WHETHER ARISING OUT OF CONTRACT, TORT OR OTHERWISE. IN ANY EVENT SELLER’S MAXIMUM MONETARY LIABILITY IN CONNECTION WITH THIS AGREEMENT WILL BE THE AMOUNTS PAID TO SELLER HEREUNDER.

10.         CONFIDENTIALITY

10.01     Confidentiality. Each party shall use reasonable efforts to cause their respective employees, agents and other representatives to hold, in confidence, all Confidential Information (as hereinafter defined), and the parties shall use their best efforts to ensure that any other person having access to the Confidential Information shall not disclose the same to any person except in connection with this Agreement and otherwise as may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby, or to comply with applicable law. “Confidential Information” means all information of any kind (including, without limitation, sales and promotional results) obtained directly or indirectly from either party’s business. Confidential Information shall not include any information which (i) is generally available to the public as of the date of this Agreement, or (ii) becomes generally available to the public after the date of this Agreement, or (iii) is or becomes known to either party from sources outside of the other party, provided that such information did not result, directly or indirectly, from any act, omission or fault of either of the parties to this agreement or any of their agents with respect to such information.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLCED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11.         ADDITIONAL PROVISIONS

11.01   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

11.02   Notices. Any notice or written communication regarding this Agreement to Seller, shall be sent by certified mail, return receipt requested to the following address or to such other location(s) as the Seller subsequently directs:

Zuckerman-Honickman, Inc.
Attention: President
191 South Gulph Road
King of Prussia, PA 19406,

Any such notices to Buyer shall be sent to the following address or to such other location(s) as the Buyer shall subsequently direct:

Skinny Water
Attention: CEO
3 Bala Plaza East, Suite 117
Bala Cynwyd, PA 19004,

Notwithstanding the foregoing, the parties hereto agree that each party hereto shall be entitled to send purchase orders or invoices to the other via email or facsimile. Any email or facsimile shall be deemed received by the recipient upon transmission by the sending party. All notice by mail shall be deemed to have been received three business days after mailing.

11.03   Entire Understanding. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, superseding all prior written oral understandings or agreements. This Agreement may only be amended in writing signed by both parties.

11.04   No Waiver of Rights. This failure of either party to exercise any right hereunder or to insist upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of such right or a relinquishment of the right to insist upon future performance of any such term or condition.

11.05   Further Assurances. The parties hereto shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

11.06   Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect any other jurisdictions or affect any other provision of this Agreement.

11.07   Time of Essence. Time shall be of the essence hereof.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

11.08   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law and both parties consent to the exclusive jurisdiction of the Court of Common Pleas, Montgomery County or the U.S. District Court for the Eastern District of PA.

11.09   Counterparts. This Agreement may be signed in counterparts, each of which counterpart so executed shall be deemed to be an original and such counterparts together shall constitute a single instrument bearing the date first written above. True and correct copies of signed originals hereof which are transmitted by facsimile communication may, in the absence of original signed copies, be considered legally binding and enforceable documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be execute on the day and year first above written.

ZUCKERMAN-HONICKMAN, INC.

By:	/s/ Benjamin R. Zuckerman	Date: 2/18/08
Benjamin R. Zuckerman, President

SKINNY WATER

By:	/s/ DONALD J. McDONALD	Date: 2/15/08
DONALD J. McDONALD, CEO

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SCHEDULE “A”

SPECIFICATIONS

Size:	18oz

Weight:	40.5 grams

Color:	Clear

Design:	“Water Plus”

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SCHEDULE “B”

PRICING

Price is [****] per Thousand Bottles.

An up-charge of [****] per thousand will be added for UV additive.

Pricing is based on minimum runs of [****] with [****] to take or storage charges per Section 4.04 can be charged.

Pricing is F.O.B Manufacturer’s facility as of 2/1/2008.

Pricing is based on resin costs as of 2/1/2008.

Prices can change based on factors identified in Section 1.04.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

zuckerman Honickman

BOTTLE SUPPLY AGREEMENT ADDENDUM I

The following is “Addendum I” to the Bottle Supply Agreement dated the 15th day of February 2008 between Zuckerman-Honickiman, Inc. (“Seller”) and Skinny Nutritional Corp (“Buyer”) (the “Agreement”).

The purpose of “Addendum I” is to identify agreed upon changes in Term, Sale of Product, Quantity of Bottles, Manufacturer, Bottle Specifications, Pricing, Change Parts and Future Bottle Requirement Addendums from the original Bottle Supply Agreement. All other terms and conditions of the Agreement will remain as previously agreed.

1.	Change to Section 2.01 in Agreement - Term. The term of the agreement will extend an additional 48 months.

2.
Replacement of Section 1.01 in Agreement - Sale of Products. Upon the terms and conditions hereinafter set forth, during the term of this Agreement, Seller agrees to supply and arrange to deliver to Buyer, and Buyer agrees to purchase, accept from Seller, and pay for 100%, of 100% of its bottle requirements (collectively, the “Bottles”), of the types, sizes and specifications set forth currently on Schedule “A” and any future Bottles Buyer needs in which specifications are identified within the Term or an Extension of Term (the “Specifications”), which may be changed from time to time upon written agreement signed by the Buyer, Seller and approved by the Manufacturer (as defined in Section 1.02 of Agreement).

3.
Replacement of Section 3.01 in Agreement - Quantity of Bottles. Subject to the provisions of Section 3.02, during the term of this Agreement Buyer shall purchase a minimum of 100% of all bottle needs (the “Minimum Quantity”) from Seller, so long as Seller is able to meet Buyer’s required needs.

4.
Replacement of Section 1.02 in Agreement - Manufacturer. The primary Manufacturer of the Bottles to be supplied hereunder may vary based on the specifications of each Bottle requested (the “Manufacturer”). Buyer may not, during the term of this Agreement, attempt to contract directly with a Manufacturer for a Bottle in which that Manufacturer is actively providing.

5.	Replacement of “Schedule A” in Agreement - Current Bottle Specifications.

Size	l6oz

Weight	36.5 grams

Color	Clear

Manufacturer	Amcor PET North America

Design	Heat Set Stock

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

6.	Replacement of “Schedule B” in Agreement - Current Bottle Pricing.

Price is [****] per thousand Bottles

An up-charge of [****] per thousand will be added for UV additive.

Pricing if F.O.B. Manufacturer’s facility as of 8/1/2008.

Pricing is based on resin costs as of 8/1/2008.

A surcharge for East Coast shipments/deliveries is [****] per thousand and [****] per thousand for West Coast shipments/deliveries.

Pricing, surcharges, and up-charges may change based on factors identified in the February 15th Agreement.

7.
Added Section - Change Parts. The Buyer acknowledges that the Seller has paid for 2 labelers, filler (linker), and tray maker and packer (the “Change Parts”) at a cost of [****] on behalf of Buyer. Buyer will reimburse Seller the [****] (interest free) back to Seller in [****] installments of [****] beginning September 1st 2008, and ending with the last payment being received by Seller on August 1st 2009.

8.	Added Section - Future Bottle Requirements. All Future Bottle Requirements by Buyer will have the Specifications, Pricing, Term and other varied information identified on future Addendums when needed.

9.
Added Section - [****]. Based on [****] in the previous contract year (which runs from February 15, 20x1 to February 14, 20x2), and the [****], Seller will [****][****]. Such [****][****] prior to March 15th following the [****]. [****] will be documented and communicated prior to the upcoming year. The format of the [****] will be as follows:

[****]

[****]
[****]
[****]
[****]

Agreed to on the date written below:

ZUCKERMAN-HONICKMAN, INC.		SKINNY NUTRITIONAL CORP.

By:	/s/ Benjamin R. Zuckerman	By:	/s/ Donald J. McDonald
	Benjamin R. Zuckerman, President		Donald J. McDonald, CEO

Date:	9-14-08	Date:	9/10/08

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

BOTTLE SUPPLY AGREEMENT ADDENDUM II

The following is “Addendum II” to the Bottle Supply Agreement dated the 15th day of February 2008 between Zuckerman-Honickman, Inc. (“Seller”) and Skinny Nutritional Corp (“Buyer”) (the “Agreement”).

The purpose of “Addendum II” is to identify agreed upon changed associated to adding a [****] Section and replacing to the original Bottle Supply Agreement. All other terms and conditions of the Agreement and Addendum I will remain as previously agreed.

1.
Added Section – [****]. Based on the [****] [****] in the previous contract year which runs from February 17, 20x1 to February 16, 20x2 (“Annum”). First Annum begins 2/17/09 and ends 2/16/10. Such [****] prior to March 17th following the [****] each Annum of the Agreement. The format of the [****] will be as follows:

[****]

[****]
[****]
[****]

2.	Replacement of “Schedule B” in Agreement and Section 6 of Addendum I - Current Bottle Pricing.

Price is [****] per thousand Bottles.

An up-charge of [****] per thousand will be added for UV additive.

Pricing is F.O.B. Manufacturer’s facility as of 2/1/2009.

Pricing is based on resin costs as of 2/1/2009.

Pricing, surcharges, and up-charges may change based on factors identified in the February 15th Agreement.

Prices can change based on factors identified in Section 1.04 of Agreement.

Agreed to on the date written below:

ZUCKERMAN- HONICKMAN, INC.		SKINNY NUTRITIONAL CORP.

By:	/s/ Benjamin R. Zuckerman	By:	/s/ Donald J. McDonald
	Benjamin R. Zuckerman, President		Donald J. McDonald, CFO

Date:_____________		Date:_____________

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT, EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH ASTERISKS [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]